Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS ANNOUNCES
CHANGES TO THE BOARD OF DIRECTORS

Riverside, Calif. – November 27, 2012 - Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), has today announced the retirement of Robert G. Schrader from the Board of Directors of the Company and the Bank effective November 27, 2012.
“We would like to thank Bob for close to 50 years of service to our organization, including his 39 ½ years of employment, and his many years of service as a member of our Board,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We have appreciated his sincere commitment to Provident as well as his insight and perspective.  We wish him continued success in his future endeavors.”
“It has been my pleasure to be associated with this outstanding organization for so many years.  It has been rewarding to see the institution grow from a very small community bank started in 1956 to a large financial institution serving all of the Inland Empire,” said Mr. Schrader.
Mr. Blunden added, “Today, we also announce the election of our newest Director, Judy Carpenter.  Judy is the President and Chief Operating Officer of Riverside Medical Clinic (“RMC”).  RMC is the largest physician owned multi-specialty medical group in the Inland Empire.  Judy is a graduate of California State Polytechnic University - Pomona in Business Administration with a major in Accounting, and is a Certified

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Public Accountant.  With over 30 years of Inland Empire healthcare experience; active involvement in a leadership role with a myriad of community organizations; and having chaired numerous campaigns for the nonprofit sector, she is intimately familiar with the Inland Empire and offers a fresh perspective on the communities we serve.”
Ms. Carpenter stated, “I believe that by joining Provident’s Board of Directors, I am continuing my long standing commitment to serving our communities. I look forward to contributing to Provident’s continued success.”
Mr. Blunden said, “I would like to thank Bob for his many years of service and contributions to Provident.  The Company has grown and prospered during Bob’s tenure, and I am excited to see how Judy’s expertise will further those achievements.”
The Bank currently operates 15 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices (Pleasanton and Rancho Cucamonga, California) and 16 retail loan production offices located in City of Industry, Escondido, Fairfield, Glendora, Hermosa Beach, Pleasanton, Rancho Cucamonga (2), Riverside (4), Roseville, San Diego, San Rafael and Stockton, California.
For more information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the

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Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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